UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011 (May 12, 2011)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Midroog Rating Action Report

Series B Bonds

On April 12, 2011, Xfone, Inc. (the “Registrant”) filed with the Israel Securities Authority and the Tel-Aviv Stock Exchange (the “TASE”) a draft prospectus in connection with a contemplated public offering of a new series of straight bonds (the “Series B Bonds”), to be traded on the TASE, in the aggregate amount of up to NIS 60,000,000 (approximately $17,142,857) (the “Offering”).

On May 12, 2011, Midroog Limited, an Israeli rating company which is a subsidiary of Moody’s Investor Services (“Midroog”) filed with the TASE a rating action report (the “May 12, 2011 Report”) announcing that the Series B Bonds will be rated Baa3 with a negative outlook.

The Offering is contemplated by the Registrant in order to provide additional working capital for use in the initial roll-out of triple play fiber optic services in the Registrant's new PRIDE Network  Projects serving areas, the construction of ancillary fiber facilities related to the PRIDE Network  Projects; and for general corporate purposes. The anticipated 5.5 year term of the Series B Bonds, with no principal payments for the first 3 years, will allow the Registrant to more directly focus its efforts and internal cash flows in such a manner as to bring new PRIDE Network Projects revenue online in an expedited manner.

The Offering will be made in Israel, and only to non-U.S. persons. There can be no assurance that the Offering will be successful.

Series A Bonds - Background

As previously disclosed on a Current Report on Form 8-K dated December 3, 2007, the Registrant had received a rating letter from Midroog, assigning a rating of A3 to a bond offering in Israel in connection with the Registrant’s financing of its acquisition of NTS Communications, Inc (the “Series A Bonds”).

As previously disclosed on a Current Report on Form 8-K dated February 19, 2009, Midroog’s annual monitoring report filed with the TASE on February 19, 2009 reaffirmed the A3 rating of the Series A Bonds initially assigned on December 2, 2007, however, Midroog’s rating committee decided on a negative outlook on the rating of the Series A Bonds.

As previously disclosed on a Current Report on Form 8-K dated October 26, 2009, Midroog filed with the TASE a monitoring report on October 26, 2009 downgrading the rating of the Series A Bonds from A3 to Baa1, and announcing that the negative outlook on the rating remains in effect.

As previously disclosed on a Current Report on Form 8-K dated November 30, 2009, Midroog filed with the TASE a monitoring report on November 30, 2009 announcing the inclusion of the rating of the Series A Bonds in Midroog’s watch list with a negative outlook.

As previously disclosed on a Current Report on Form 8-K dated July 1, 2010, Midroog downgraded the rating of the Series A Bonds from Baa1 to Baa3, announcing that the negative outlook on the rating of the Bonds is replaced with a stable outlook, and removing the rating of the Series A Bonds from Midroog’s watch list.

Series A Bonds - Recent Development

In its May 12, 2011 Report, Midroog announced that the stable outlook on the Baa3 rated Series A Bonds is replaced with a negative outlook. The May 12, 2011 Report indicates that the change in the outlook is a result of the issuance of the new Series B Bonds.

The Hebrew version of the May 12, 2011 Report is available on Midroog’s website at: http://www.midroog.co.il/siteFiles/13/463/5957.asp?val=406. The May 12, 2011 Report will be translated to English, and the Registrant intends to file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission containing an English version of the May 12, 2011 Report when the translation is available.

Item 9.01                       Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: May 12, 2011	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director